Exhibit 99.1

Blucora Reports Second Quarter 2022 Results
DALLAS, TX — August 8, 2022 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the second quarter ended June 30, 2022.
Second Quarter Highlights and Recent Developments
•Avantax added newly recruited assets of $514 million during the second quarter for a total of over $1.0 billion during the first six months of 2022. This exceeds full year 2021 newly recruited assets of $929 million.
•Avantax continued to deliver net positive asset flows with $185 million for the quarter.
•Grew total revenue over 1% year over year to $256.9 million in Q2 2022 compared to $254.3 million during Q2 2021.
•Ended the second quarter with total client assets of $76.5 billion, growing advisory assets to $36.7 billion, or 48.0% of total client assets.
•TaxAct gained market share during the tax season, ending Q2 2022 with an approximate 4.94% market share.
•Continue to expect double-digit top line growth for TaxAct for tax year 2021.
•On August 5th, the Company paid down its term loan balance by $35 million, resulting in an updated principal balance of $525.4 million.

“With our financial results on track for the year, despite a volatile macro picture, we are confident in our ability to deliver even stronger results next year driven by continued strong operating performance as well as favorable interest rate impacts. We expect our positive trajectory to deliver valuable free cash flow in the coming years as we continue to deliver differentiated value and services to our customers and clients. It’s an exciting time for the business.” commented Chris Walters, Blucora’s President and Chief Executive Officer. Mr. Walters continued, “I am proud of our Company’s performance this quarter. We have a lot of reasons to be optimistic about our future performance across the company, not just due to a favorable interest rate environment, but also because of the purposeful investments we chose to make leading into this environment that we believe will allow us to take full advantage of the opportunities that come from operating from a position of strength.”

Summary Financial Performance: Q2 2022

($ in millions, except per share amounts)	Q2 2022	Q2 2021	Change
Revenue:
Wealth Management	$162.7	$162.4	0.2%
Tax Software	94.2	91.9	2.5%
Total Revenue	$256.9	$254.3	1.0%
Segment Operating Income
Wealth Management	$15.9	$21.4	(25.7)%
Tax Software	53.9	63.4	(15.0)%
Total Segment Operating Income	$69.7	$84.8	(17.8)%
Unallocated Corporate-Level General and Administrative Expenses	$(7.7)	$(6.3)	(22.2)%
GAAP:
Operating Income	$50.8	$41.6	22.1%
Net Income	$39.4	$31.6	24.7%
Net Income per share — Diluted	$0.81	$0.64	26.6%
Non-GAAP:
Adjusted EBITDA (1)	$62.1	$78.6	(21.0)%
Net Income (1)	$48.0	$63.1	(23.9)%
Net Income per share — Diluted (1)	$0.99	$1.28	(22.7)%
_________________________
Note: Totals may not foot due to rounding.
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Full Year 2022 Outlook

($ in millions, except per share amounts)	Full Year 2022 Outlook
Wealth Management Revenue	$645.0 - $665.0
Tax Software Revenue	$247.5 - $251.0
Total Revenue	$892.5 - $916.0
Wealth Management Segment Operating Income	$90.5 - $94.5
Tax Software Segment Operating Income	$89.0 - $91.0
Unallocated Corporate-Level General and Administrative Expenses	$30.5 - $29.0
GAAP:
Net Income	$28.5 - $43.5
Net Income per share — Diluted	$0.58 - $0.89
Non-GAAP:
Adjusted EBITDA (1)	$149.0 - $156.5
Non-GAAP Net Income (1)	$84.0 - $93.5
Non-GAAP Net Income per share — Diluted (1)	$1.71 - $1.90
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.
Conference Call and Webcast
A conference call and live webcast will be held on Tuesday, August 9, 2022 at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results, its outlook for full year 2022, its tax season update, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. A replay of the call will be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $77 billion in total client assets as of June 30, 2022 and (ii) tax software, through its TaxAct business, a market leader in tax software with over 3 million consumer users and approximately 21,000 professional users in 2022. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the outlook of Blucora, Inc. (the “Company”) and its segments, expectations regarding net flows for its wealth business, and expectations with respect to the current tax season. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, clients, and customers, as well as our ability to provide strong customer/client service; the impact of the continuing COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions, and changes in customer behavior related to the foregoing; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; any compromise of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; risks related to goodwill and acquired intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Wealth Management	$162,669	$162,395	$329,072	$316,886
Tax Software	94,214	91,917	235,364	215,809
Total revenue	256,883	254,312	564,436	532,695
Operating expenses:
Cost of revenue:
Wealth Management	113,644	113,910	233,518	222,533
Tax Software	6,873	4,429	16,299	10,007
Total cost of revenue	120,517	118,339	249,817	232,540
Engineering and technology	8,620	7,231	17,124	14,359
Sales and marketing	47,508	34,848	131,911	112,410
General and administrative	26,646	23,832	55,721	48,517
Acquisition and integration	(6,792)	18,169	(5,126)	26,272
Depreciation	3,137	3,204	6,068	5,504
Amortization of acquired intangible assets	6,462	7,063	13,093	14,238
Total operating expenses	206,098	212,686	468,608	453,840
Operating income	50,785	41,626	95,828	78,855
Interest expense and other, net (1)	(8,117)	(8,024)	(15,958)	(15,907)
Income before income taxes	42,668	33,602	79,870	62,948
Income tax expense	(3,243)	(1,994)	(5,825)	(3,694)
Net income	$39,425	$31,608	$74,045	$59,254

Net income per share:
Basic	$0.83	$0.65	$1.54	$1.22
Diluted	$0.81	$0.64	$1.50	$1.20
Weighted average shares outstanding:
Basic	47,582	48,508	48,048	48,384
Diluted	48,690	49,385	49,220	49,241
_________________________
(1)Interest expense and other, net consisted of the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest expense	$7,265	$7,302	$14,395	$14,485
Amortization of debt issuance costs	399	377	788	740
Amortization of debt discount	299	284	591	561
Total interest expense	7,963	7,963	15,774	15,786
Interest income and other	154	61	184	121
Interest expense and other, net	$8,117	$8,024	$15,958	$15,907

BLUCORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$171,297	$134,824
Accounts receivable, net	20,351	21,906
Commissions and advisory fees receivable	21,214	25,073
Prepaid expenses and other current assets	17,697	18,476
Total current assets	230,559	200,279
Long-term assets:
Property, equipment, and software, net	75,741	73,638
Right-of-use assets, net	19,879	20,466
Goodwill, net	454,821	454,821
Acquired intangible assets, net	291,540	302,289
Other long-term assets	26,547	20,450
Total long-term assets	868,528	871,664
Total assets	$1,099,087	$1,071,943
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,962	$8,216
Commissions and advisory fees payable	13,814	17,940
Accrued expenses and other current liabilities	54,707	65,678
Current deferred revenue	6,328	13,180
Current lease liabilities	5,025	4,896
Current portion of long-term debt	1,812	1,812
Total current liabilities	88,648	111,722
Long-term liabilities:
Long-term debt, net	553,476	553,134
Long-term lease liabilities	31,795	33,267
Deferred tax liabilities, net	19,125	20,124
Long-term deferred revenue	4,859	5,322
Other long-term liabilities	11,731	6,752
Total long-term liabilities	620,986	618,599
Total liabilities	709,634	730,321

Stockholders’ equity:
Common stock, par value $0.0001 per share—900,000 authorized shares; 50,921 shares issued and 47,740 shares outstanding as of June 30, 2022; 50,137 shares issued and 48,831 shares outstanding as of December 31, 2021	5	5
Additional paid-in capital	1,628,591	1,619,805
Accumulated deficit	(1,175,744)	(1,249,789)
Treasury stock, at cost—3,181 shares at June 30, 2022 and 1,306 shares at December 31, 2021	(63,399)	(28,399)
Total stockholders’ equity	389,453	341,622
Total liabilities and stockholders’ equity	$1,099,087	$1,071,943

BLUCORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net income	$74,045	$59,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of acquired intangible assets	22,769	21,583
Stock-based compensation	11,423	10,770
Change in the fair value of acquisition-related contingent consideration	(5,320)	17,800
Reduction of right-of-use lease assets	715	1,420
Deferred income taxes	(999)	(963)
Amortization of debt discount and issuance costs	1,379	1,301
Accretion of lease liabilities	1,020	1,046
Other non-cash items	2,574	481
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable, net	1,666	(5,948)
Commissions and advisory fees receivable	3,859	(530)
Prepaid expenses and other current assets	1,776	(4,057)
Other long-term assets	(8,804)	(9,239)
Accounts payable	(1,254)	874
Commissions and advisory fees payable	(4,316)	149
Lease liabilities	(2,491)	(431)
Deferred revenue	(7,315)	(7,677)
Accrued expenses and other current and long-term liabilities	(5,064)	11,438
Net cash provided by operating activities	85,663	97,271
Investing activities:
Purchases of property, equipment, and software	(11,790)	(13,544)
Asset acquisitions	(1,858)	(881)
Net cash used by investing activities	(13,648)	(14,425)
Financing activities:
Proceeds from credit facilities, net of debt discount and issuance costs	—	(502)
Payments on credit facilities	(906)	(906)
Acquisition-related contingent consideration payments	(98)	—
Stock repurchases	(35,000)	—
Proceeds from stock option exercises	174	284
Proceeds from issuance of stock through employee stock purchase plan	2,324	1,845
Tax payments from shares withheld for equity awards	(2,036)	(1,329)
Net cash used by financing activities	(35,542)	(608)
Net increase in cash, cash equivalents, and restricted cash	36,473	82,238
Cash, cash equivalents, and restricted cash, beginning of period	134,824	150,762
Cash, cash equivalents, and restricted cash, end of period	$171,297	$233,000

Supplemental cash flow information:
Cash paid for income taxes	$1,958	$596
Cash paid for interest	$14,301	$14,324

BLUCORA, INC.
Segment Information and Revenue
(Unaudited) (In thousands)
Information on reportable segments currently presented to our Chief Executive Officer (our chief operating decision maker) and a reconciliation to consolidated net income are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Wealth Management	$162,669	$162,395	$329,072	$316,886
Tax Software	94,214	91,917	235,364	215,809
Total revenue	256,883	254,312	564,436	532,695
Operating income (loss):
Wealth Management	15,873	21,396	32,294	40,792
Tax Software	53,859	63,448	111,889	114,336
Corporate-level activity	(18,947)	(43,218)	(48,355)	(76,273)
Total operating income	50,785	41,626	95,828	78,855
Interest expense and other, net	(8,117)	(8,024)	(15,958)	(15,907)
Income before income taxes	42,668	33,602	79,870	62,948
Income tax expense	(3,243)	(1,994)	(5,825)	(3,694)
Net income	$39,425	$31,608	$74,045	$59,254
Revenues by major category within each segment are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Wealth Management:
Advisory	$104,155	$96,508	$211,324	$187,627
Commission	42,835	51,702	90,490	104,236
Asset-based	6,964	5,526	12,627	10,855
Transaction and fee	8,715	8,659	14,631	14,168
Total Wealth Management revenue	$162,669	$162,395	$329,072	$316,886
Tax Software:
Consumer	$91,027	$88,846	$216,288	$199,413
Professional	3,187	3,071	19,076	16,396
Total Tax Software revenue	$94,214	$91,917	$235,364	$215,809
Corporate-level activity included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Unallocated corporate-level general and administrative expenses	$7,680	$6,259	$14,972	$11,953
Stock-based compensation	5,198	5,160	11,423	10,770
Acquisition and integration	(6,792)	18,169	(5,126)	26,272
Depreciation	5,002	4,102	9,676	7,345
Amortization of acquired intangible assets	6,462	7,063	13,093	14,238
Contested proxy and other legal and consulting costs	1,397	2,465	4,317	5,695
Total corporate-level activity	$18,947	$43,218	$48,355	$76,273

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)
Adjusted EBITDA Reconciliation (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (2)	$39,425	$31,608	$74,045	$59,254
Stock-based compensation	5,198	5,160	11,423	10,770
Depreciation and amortization of acquired intangible assets	11,464	11,165	22,769	21,583
Interest expense and other, net	8,117	8,024	15,958	15,907
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	228	6,669	194	8,472
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	(7,020)	11,500	(5,320)	17,800
Contested proxy and other legal and consulting costs	1,397	2,465	4,317	5,695
Income tax expense	3,243	1,994	5,825	3,694
Adjusted EBITDA (1)	$62,052	$78,585	$129,211	$143,175

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (2)	$39,425	$31,608	$74,045	$59,254
Stock-based compensation	5,198	5,160	11,423	10,770
Amortization of acquired intangible assets	6,462	7,063	13,093	14,238
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	228	6,669	194	8,472
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	(7,020)	11,500	(5,320)	17,800
Contested proxy and other legal and consulting costs	1,397	2,465	4,317	5,695
Cash tax impact of adjustments to GAAP net income	(353)	(649)	(1,312)	(1,192)
Non-cash income tax (benefit) expense	2,655	(694)	4,161	(963)
Non-GAAP Net Income (1)	$47,992	$63,122	$100,601	$114,074
Per diluted share:
Net income (2)(4)	$0.81	$0.64	$1.50	$1.20
Stock-based compensation	0.11	0.10	0.23	0.22
Amortization of acquired intangible assets	0.14	0.14	0.28	0.29
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	—	0.14	—	0.17
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	(0.14)	0.23	(0.11)	0.36
Contested proxy and other legal and consulting costs	0.03	0.05	0.09	0.12
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)	(0.03)	(0.02)
Non-cash income tax (benefit) expense	0.05	(0.01)	0.08	(0.02)
Non-GAAP Net Income per share — Diluted (1)	$0.99	$1.28	$2.04	$2.32
Diluted weighted average shares outstanding	48,690	49,385	49,220	49,241

BLUCORA, INC.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
(Unaudited) (In thousands, except per share amounts)

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2022
	Low	High
Net income	$28,500	$43,500
Stock-based compensation	22,500	21,500
Depreciation and amortization of acquired intangible assets	49,000	48,000
Interest expense and other, net	36,000	35,000
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	9,500	5,500
Income tax expense	3,500	3,000
Adjusted EBITDA (1)	$149,000	$156,500

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)

	Ranges for year ending
	December 31, 2022
	Low	High
Net income	$28,500	$43,500
Stock-based compensation	22,500	21,500
Amortization of acquired intangible assets	26,000	25,500
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	9,500	5,500
Cash tax impact of adjustments to net income	(2,000)	(2,000)
Non-cash income tax (benefit) expense	(500)	(500)
Non-GAAP Net Income (1)	$84,000	$93,500
Per diluted share:
Net income	$0.58	$0.89
Stock-based compensation	0.46	0.44
Amortization of acquired intangible assets	0.53	0.51
Acquisition, integration, and contested proxy and other legal and consulting costs (3)	0.19	0.11
Cash tax impact of adjustments to net income	(0.04)	(0.04)
Non-cash income tax (benefit) expense	(0.01)	(0.01)
Non-GAAP Net Income per share — Diluted (1)	$1.71	$1.90
Diluted weighted average shares outstanding	49,084	49,084

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, and income tax expense. Interest expense and other, net primarily consists of interest expense, net. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if not utilized, between 2022 and 2024.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.
(4)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of operations is due to using different diluted weighted average shares outstanding in the event that there is GAAP net loss but Non-GAAP Net Income and vice versa.